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Microfilm #:                               Filed with the Department of State on
                                           NOV 25 1998

                                           /s/ [graphic omitted]
                                           -------------------------------------
Entity #: 2847636                          Signed Secretary of the Commonwealth
                                           ACTING
Articles of Incorporation
- Domestic Business Corporation


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

In compliance with the requirements of 15 Pa.C.S. Section 1306 (relating to Articles of Incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:

           GENESIS ELDERCARE NETWORK SERVICES OF MASSACHUSETTS, INC.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

                             101 East State Street
                            Kennett Square, PA 19348

3. The corporation is formed under the provisions of the 1988 Pennsylvania Business Corporation Law.

4. These Articles of Incorporation may be amended in the manner at the time prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

5. The aggregate number of shares which the corporation shall have authority to issue is: 1,000 shares of common stock having a par value of $.01 per share.

6. The shareholders of the corporation shall not be entitled to cumulate their votes for the election of directors.

7. The name and post office address of the incorporator is Anthony DiSanto, 225 South Street, Harrisburg, PA 17101.

IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation on the 25th day of November, 1998.


                                           /s/ Anthony DiSanto
                                           -------------------------------------
                                           Anthony DiSanto